UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 23, 2005

Q Comm International, Inc.
(Exact name of registrant as specified in its charter)

Utah
(State or other jurisdiction of incorporation)

001-31718	87-0674277
(Commission File Number)	(IRS Employer Identification No.)

510 East Technology Avenue, Building C Orem, Utah	84097
(Address of principal executive offices)	(Zip Code)

(801) 226-4222
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01(c).  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 23, 2005, Q Comm International, Inc. (the “Company”) received a warning letter from the staff of The American Stock Exchange (“Amex”) indicating that the Company is not in compliance with Sections 134 and 1101 of the Amex Company Guide as a result of the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2005. The Company issued a press release pursuant to Section 402 of the Amex Company Guide disclosing receipt of this warning letter. A copy of the August 26, 2005 press release is furnished as Exhibit 99.1 to this report.

To the extent the Company files the Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 by August 29, 2005, Amex has determined that it will not apply the continued listing evaluation and follow-up procedures specified in Section 1009 of the Amex Company Guide. The Company is working diligently to complete and file with the Securities and Exchange Commission the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 by August 29, 2005.

In the event that the Company fails to file its Quarterly Report on Form 10-Q by August 29, 2005, Amex will assess the Company’s continued listing eligibility including, as appropriate, the application of the continued listing evaluation and follow-up procedures specified in Section 1009 of the Amex Company Guide and/or delisting proceedings.

The Company currently anticipates filing its Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 on August 26, 2005.

Item 9.01.  Financial Statements And Exhibits.

(c) Exhibits

As described in Item 3.01 of this Report, the following Exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press release of the Company dated August 26, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 26, 2005	Q Comm International, Inc.

/s/ Mark W. Robinson

Mark W. Robinson
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release of the Company dated August 26, 2005.